SCHEDULE 14C
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Information Statement      [  ]  Confidential, for Use of
[ ]  Definitive Information Statement             the Commission Only (as
                                                  permitted by Rule 14c-5(d)(2))


                           GENESISINTERMEDIA.COM, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

 (1)  Title of each class of securities to which transaction applies:___________

 (2)  Aggregate number of securities to which transaction applies: _____________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________

 (4)  Proposed maximum aggregate value of transaction: _________________________

 (5)  Total fee paid: _____________________________

[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)  Amount Previously Paid: _______________________

 (2)  Form, Schedule or Registration Statement No.: ____________________________

 (3)  Filing Party: _________________________________

 (4)  Date Filed: __________________________________

                           GENESISINTERMEDIA.COM, INC.
                       5805 Sepulveda Boulevard, 4th Floor
                               Van Nuys, CA 91411

             NOTICE OF ACTION BY THE WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF GENESISINTERMEDIA.COM, INC.:

         The holders of a majority in interest of the outstanding voting capital stock of GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), have proposed to change the Company's name to GenesisIntermedia, Inc.

         On February 14, 2001, the board of directors unanimously approved the adoption of a proposed amendment to the Certificate of Incorporation of the Company to (i) change the Company's name to GenesisIntermedia, Inc., and (ii) increase the number of authorized shares of the Common Stock of the Company to 125,000,000 and Preferred Stock of the Company to 25,000,000 subject to Stockholder approval.

         On March 21, 2001, the holders of a majority of the outstanding shares of our Common Stock approved in writing the amendment.

         The authorization of the amendment to the Certificate of Incorporation by the board of directors and the stockholders shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The amendment has been approved by written consent and without the need for any action to be taken by you.

         Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than the unanimous written consent of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are being furnished with an Information Statement relating to this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934. The Information Statement contains a more detailed description of the proposed amendment. I encourage you to read the Information Statement thoroughly.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


March 27, 2001                         Ramy El-Batrawi
                                       Chairman of the Board and
                                       Chief Executive Officer

                           GENESISINTERMEDIA.COM, INC.
                       5805 Sepulveda Boulevard, 4th Floor
                               Van Nuys, CA 91411

                              INFORMATION STATEMENT

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

         This Information Statement is being furnished to the stockholders of GenesisIntermedia.com, Inc., a Delaware corporation, in connection with the approval of an amendment to our Certificate of Incorporation by the written consent of the holders of a majority in interest of our voting capital stock. On February 14, 2001, our board of directors approved an amendment to our Certificate of Incorporation to change our name from "GenesisIntermedia.com, Inc." to "GenesisIntermedia, Inc." and to increase the authorized shares of Common Stock to 125,000,000 from 25,000,000 and Preferred Stock to 25,000,000 from 5,000,000.

         On March 21, 2001, the holders of approximately 72% of our outstanding Common Stock beneficially owned by Ramy El-Batrawi and Ultimate Holdings, Ltd., gave their written consent to the adoption of the proposed amendment. The authorization of the amendment to effect the name change shall not become effective until at least 20 days after the mailing of this Information Statement to all stockholders of record. This Information Statement will be sent to stockholders of record on or about March 21, 2001. The record date established by the Company for purposes of determining our outstanding number of shares of Common Stock was March 21, 2001.

         No special meeting of stockholders to approve the proposed amendment is required under Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

         Pursuant to Section 242 of the Delaware General Corporation Law, a majority of the outstanding shares of voting capital stock entitled to vote is required to amend our Certificate of Incorporation. The holders of a majority of the outstanding shares of our Common Stock desired to proceed without a meeting of stockholders to (i) eliminate the costs and management time required to hold a special meeting of stockholders and (ii) effect the proposed amendment as soon as possible and therefore accomplish the purposes of the proposed amendment in a timely manner.

         Accordingly, all corporate actions necessary to authorize the amendment to the Certificate of Incorporation have been taken. Pursuant to the rules and regulations under the Securities Exchange Act of 1934, the authorization of the amendment by the board of directors and stockholders shall not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. The amendment will become effective on the date of that filing.

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
         Under Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to the action. No additional action will be undertaken as a result of the written consent, and no dissenters' rights under the Delaware General Corporation Law are afforded to stockholders as a result of the adoption of the proposed amendment.

         THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION HAS BEEN APPROVED BY THE STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THIS ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         All holders of our Common Stock of record at the close of business on March 21, 2001 will receive this Information Statement.

EXECUTIVE OFFICES

         Our  principal   executive   offices  are  located  at  5805  Sepulveda
Boulevard,  8th  Floor,  Van  Nuys,  CA  92411.  Our  telephone  number is (818)
902-4100.

VOTING SECURITIES

         The close of business on March 21, 2001 as the record date for the determination of stockholders entitled to vote with respect to the stockholder authorization of the amendment to our Certificate of Incorporation. At the close of business on the record date, we had issued and outstanding 21,222,767 shares of common stock held by 46 stockholders of record.

         Each share of common stock is entitled to one vote. Our common stock is the only outstanding security eligible to vote on the amendment. The consent of the holders of a majority of the outstanding shares of common stock was necessary to authorize the amendment. The stockholders that executed the written consent hold approximately 82.6% of the outstanding shares of common stock.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of February 28, 2001 regarding the beneficial ownership of (1) each class of our securities by each person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities and (2) each class of equity securities by (a) each director, (b) each named executive officer and (c) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of February 28, 2001 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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
Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name. The address for all of the executive officers and directors is 5805 Sepulveda Boulevard, Van Nuys, California 91411.

                                                   Numbers of Shares         Options Included

Name and Address                                  Beneficially Owned             In Total          Percentage of Class
-------------------------------------------     ------------------------    -------------------    -----------------------
Ramy El-Batrawi.......................                 9,045,969                     --                      42.6%
Ultimate Holdings, Ltd................                 8,504,931                     --                        40%
    13 Parliament St. Hamilton
    HM 12 Bermuda
Douglas E. Jacobson...................                   450,000                600,000                       4.9%
Craig T. Dinkel.......................                   282,000                450,000                       3.4%
George W. Heyworth....................                   150,000                     --                          *
Michael R. Fugler.....................                        --                150,000                          *
Stephen A. Weber......................                        --                150,000                          *
All directors and executive officers as a             18,432,900              1,350,000                      53.1%
     group (6 persons)
___________
* less than 1%

                                AMENDMENT OF OUR
                         CERTIFICATE OF INCORPORATION TO
                             CHANGE THE COMPANY NAME
                                    (ITEM I)

         Our board of directors and the holders of a majority of the outstanding shares of our common stock approved the amendment to change our name from "GenesisIntermedia.com, Inc." to "GenesisIntermedia, Inc."

     Reasons for the proposed name change

         Our current name is GenesisIntermedia.com, Inc. We operate through numerous distinct marketing channels. Through Centerlinq, we are a leading provider of public Internet access portals in shopping malls. We also market products and services that we or third parties develop via network, cable television, radio, newspapers, magazines and the Centerlinq network. The holders of a majority in interest of our voting capital stock and our board of directors believe that the ".com" suffix does not accurately characterize our present multi-faceted operations and that it is in our best interest to delete the ".com" suffix from our name. Because the board believes there is substantial goodwill in the "Genesis Intermedia" name, the board determined to change our name to "GenesisIntermedia, Inc."

             AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO INCREASE THE NUMBERS OF AUTHORIZED SHARES
                                    (ITEM II)

         Our Certificate of Incorporation currently authorizes the issuance of 25,000,000 shares of common stock, with a par value of $.001 per share, and 5,000,000 shares of preferred stock with a par value of $.001 per share. Our board of directors and the holders of a majority of the outstanding shares of our common stock approved an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock to 125,000,000 and to increase the authorized number of shares of preferred stock to 25,000,000.

Reasons for the proposed increase of authorized shares.

         As of March 21, 2001, we had approximately 21,222,767 shares of common stock issued and outstanding.

         The board of directors and the holders of a majority of the outstanding shares of Common Stock believe that the availability of authorized but unissued shares will provide the Corporation with the flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies. The board of directors believes that the proposed increase in authorized Common Stock would facilitate the Corporation's ability to accomplish stock splits in the form of a stock dividend and other business and financial objectives in the future without then necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by the Corporation's charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Corporation's securities may then be listed. Other than as permitted or required under the Corporation's employee benefit plans and under outstanding options, warrants and other securities convertible into common stock, and the acquisition described above, the board of directors has no immediate plans, understandings, agreement or commitments to issue additional common stock for any purposes. Whether or not the Corporation's shareholders approve this proposal will not impact the Corporation's existing agreements to issue stock, including pursuant to the acquisition described above. No additional action or authorization by the Corporation's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Corporation reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the board of directors.

         Under the Corporation's Certificate of Incorporation, the Corporation's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the board of directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. If the board of directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current stockholders.

         The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Corporation were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Corporation could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Corporation's stockholders to realize a higher price for their shares than is generally available in the public markets. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Corporation, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. In addition tot the Corporation's Common Stock, the Corporation's Certificate of Incorporation currently empowers the board of directors to authorize the issuance of one or more series of preferred stock without stockholder approval. No shares of preferred stock of the Corporation are issued or outstanding.

         The proposed Amendment will become effective upon filing of a Certificate of Amendment to the Corporation's Certificate of Incorporation with the Delaware Secretary of State. However, the board of directors retains discretion under Delaware law not to implement the proposed amendment. If the board of directors exercised such discretion, the number of authorized shares would remain at current levels.

     No dissenter's rights

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed amendment.

         The complete text of the amendment is set forth in Exhibit A to this Information Statement and incorporated by reference. The text is, however, subject to change as may be required by the Delaware Secretary of State. Upon filing of a Certificate of Amendment with the Delaware Secretary of State, the amendment will be effective.

                                   EXHIBIT A

     Exhibit A RESOLVED that Article FIRST of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

          FIRST: The name of the corporation is GenesisIntermedia, Inc. (the "Corporation").

     RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking the first sentence of Article FOURTH thereof and substituting in lieu thereof the following:

          FOURTH: The Corporation shall be authorized to issue one class of Common Stock, consisting of 150,000,000 shares designated as Common Stock with par value of $.001 cents, and one class of Preferred Stock, consisting of 30,000,000 shares designated as Preferred Stock."